        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                          EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ]     Preliminary Proxy Statement

[x]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12


                           WILLCOX & GIBBS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                           WILLCOX & GIBBS, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[x]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ]   $500 per each party to the controversy pursuant to Exchange Act
            Rule 14(a)-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                                   [W&G LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 127th Annual Meeting of Stockholders of Willcox & Gibbs, Inc. (the "Company") will be held at Conference Room 2, Chemical Bank, 270 Park Avenue, New York, New York, at 11:00 A.M. (New York City time) on Friday, May 13, 1994, for the following purposes:

    -to elect six members of the Board of Directors of the Company; and

    -to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on Thursday, March 31, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

    If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          MARY-ANNE KIERAN
                                          Secretary

April 20, 1994

                                   [W&G Logo]

                                PROXY STATEMENT

    This proxy statement is furnished to the stockholders of Willcox & Gibbs, Inc. (hereinafter referred to as "W&G" or the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held on May 13, 1994. The address of the Company's principal executive office and the Company's mailing address is 530 Fifth Avenue, New York, New York 10036, and the telephone number of its principal executive office is (212) 869-1800. This proxy statement and the enclosed proxy are being sent to stockholders commencing on or about April 20, 1994.

    The enclosed proxy is solicited by the Board of Directors of the Company. Execution of the proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person or to revoke the proxy. A proxy may be revoked at any time before it is exercised by written notice of revocation delivered to the Secretary of the Company.

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telecopy.

                         VOTING SECURITIES OUTSTANDING

    The only outstanding class of voting securities of the Company is its Common Stock, of which there were 24,438,952 shares outstanding at March 1, 1994. Each share is entitled to one vote.

    Only holders of Common Stock of record at the close of business on March 31, 1994, will be entitled to vote at the Annual Meeting of Stockholders.

TRANSACTIONS WITH REXEL AND ITD

    In November 1992, the Company issued to Rexel, S.A. ("Rexel"), a French societe anonyme formerly known as Compagnie de Distribution de Materiel Electrique, and International Technical Distributors, Inc., a New York corporation and a subsidiary of Rexel ("ITD"), shares of Common Stock that constituted approximately 30% of the outstanding Common Stock. In connection with that transaction, the Company, Rexel and ITD entered into an Investment Agreement, dated as of November 12, 1992 (the "Investment Agreement"), which established various rights and obligations with respect to Rexel's and ITD's investment in the Company.

    On December 10, 1993, the Company, Rexel and ITD entered into a Purchase Agreement (the "Purchase Agreement"), pursuant to which, on March 1, 1994, the Company issued additional shares of Common Stock to Rexel which increased Rexel's beneficial ownership of the outstanding Common Stock from 30% to 40%, and the Company, Rexel and ITD amended the Investment Agreement. Pursuant to such amendment, the termination date of the Investment Agreement was changed from November 12, 1997, to December 31, 1994 (except that the provisions of
Section 5(d), relating to the maintenance of directors' and officers' liability insurance, will continue in effect through November 12, 1997), the number of directors of the Company was reduced from ten to nine during the term of the Investment Agreement and Rexel became entitled to nominate five of the nine directors of the Company during the term of the Investment Agreement. Also pursuant to such amendment, at the closing of the transactions contemplated by the Purchase Agreement, two nominees of Rexel, Frederic de Castro and Gerald E. Morris, became directors of the Company and Messrs. Campbell, Merson and Wilson resigned as directors of the Company. In addition, such amendment provides that at the 1994 Annual Meeting of Stockholders the Company will nominate Mr. Morris for election as a Class I director, Mr. de Castro for election as a Class II director and R. Gary Gentles (currently a Class III director of the Company) for election as a Class I director. See "Election of Directors" below.

    In connection with the expiration of the term as a director of the Company of each of the directors nominated by Rexel pursuant to the Investment Agreement (the "Rexel Nominees"), the Investment Agreement provides that the Nominating Committee will nominate and recommend for reelection each such director (or such other person as Rexel shall designate in writing to the Company) if he agrees to be nominated. Any successor to John B. Fraser, R. Gary Gentles or Austin List as a director of the Company nominated by the Nominating Committee or elected by the Board of Directors of the Company to fill a vacancy must qualify as an "Independent Director" (as defined below). Rexel and its affiliates are required to vote all Company voting securities beneficially owned by them for nominees recommended by the Nominating Committee, provided that the Company has complied with its obligations under the Investment Agreement with respect to the size of and nominations for the Board of Directors of the Company.

    Pursuant to the Investment Agreement, the Executive Committee and the Nominating Committee of the Board of Directors of the Company will be comprised of the chief executive officer of the Company (for so long as he remains a director of the Company and if he is not then a director of the Company, then a director approved by a majority of the Independent Directors), one Rexel Nominee and one Independent Director; the Audit Committee of the Board will be comprised of one Rexel Nominee and two Independent Directors; and the Executive Compensation Committee will be comprised of two Independent Directors and one Rexel Nominee.

    An "Independent Director" is defined in the Investment Agreement to mean each of John B. Fraser, R. Gary Gentles, Austin List and Michael B. Wilson (who has resigned as a director), so long as he is a director of the Company and each other director of the Company that is not and has never been an officer, director, employee or partner of Rexel, ITD or any of their affiliates (the "Buyer Group"), of any person that has a material business relationship with any member of the Buyer Group or of an "Associate" (as defined under the Securities Exchange Act of 1934) of any member of the Buyer Group, is not and has never been a Rexel Nominee, is not and has never been an officer or employee of the Company or any of its subsidiaries, has not prior to November 12, 1992, been a director of the Company (other than Messrs. Fraser, Gentles, List and Wilson) or any of its subsidiaries and is not a member of the immediate family of any of the foregoing (other than Messrs. Fraser, Gentles, List and Wilson).

    Pursuant to the Investment Agreement, the Company does not pay any fees to Messrs. Weinberg, Viry and de Castro in connection with their service as directors of the Company, provided that the Company is required to reimburse them for their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors of the Company or any committee thereof of which such person is a member. In addition, each director of the Company has entered into an Indemnity Agreement with the Company substantially the same as the Indemnity Agreements entered into by the directors and officers of the Company in November 1986, which provides that the Company will indemnify each such person to the fullest extent permitted by law for losses arising in connection with their service as a director or officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following persons were known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock as of March 1, 1994 (based on the most recently available Schedule 13G and 13D SEC filings):

                            NAME AND ADDRESS                                                 PERCENT
                          OF BENEFICIAL OWNER                              SHARES OWNED      OF CLASS
- ------------------------------------------------------------------------  ---------------  ------------
Rexel, S.A.                                                                  5,138,587(1)        21.0%
 26, rue de Londres,75009
 Paris, France
International Technical                                                       4,636,994  (1)       19.0  %
 Distributors, Inc.
 301 46th Court
 Meridian, Mississippi 39305
FMR Corp.                                                                     1,724,705  (2)        7.0  %
 82 Devonshire Street
 Boston, Massachusetts 02109
Fleet Financial Group, Inc.                                                   1,412,879  (3)        5.8  %
 50 Kennedy Plaza
 Providence, Rhode Island 02903

- ------------------------
(1) Reported in Schedule 13D, dated November 25, 1992, that Groupe Pinault, S.A. ("Pinault"), by virtue of its control of Rexel and ITD, may be deemed to be the indirect beneficial owner of the shares of Common Stock held by Rexel and ITD, and may be deemed to share power to vote or dispose of such shares with such companies. Further reported that Rexel and Pinault may be deemed to share the power to direct the vote or disposition of the shares of Common Stock held directly by ITD with Robert Merson, a director and minority shareholder of ITD and an officer of the Company, and that pursuant to a shareholders' agreement among Mr. Merson, Rexel and ITD, ITD may not sell, pledge, assign or otherwise dispose of any shares of the Common Stock without Mr. Merson's approval (except as may otherwise be provided).

(2) Reported sole power to vote 628,300 shares and sole power to dispose of 1,724,705 shares. Reportedly includes 679,205 shares issuable upon conversion of $6,500,000 principal amount of the Company's 7% Convertible Subordinated Debentures.

(3) Reported sole power to vote 34,000 shares and sole power to dispose of 1,378,879 shares.

SECURITY OWNERSHIP OF MANAGEMENT

    As of March 1, 1994, shares of Common Stock were beneficially owned by directors and nominees for directors, by the executive officers required to be listed in the Summary Compensation Table below (see "Executive Compensation"), and by directors and executive officers as a group, as follows:

                                                                                             PERCENT OF
NAME                                                                       SHARES OWNED(1)    CLASS(2)
- -------------------------------------------------------------------------  ----------------  -----------
Wayne Campbell                                                                   38,690(3)        *
Frederic de Castro                                                                    0           *
John B. Fraser                                                                     3,000          *
R. Gary Gentles                                                                        0          *
Allan M. Gonopolsky                                                               38,260   (4)      *
Austin List                                                                        2,369          *
Eric Lomas                                                                             0          *
Robert M. Merson                                                                     100   (5)      *
Gerald E. Morris                                                                       0          *
Nicolas Sokolow                                                                        0          *
Alain Viry                                                                             0          *
Serge Weinberg                                                                         0          *
John K. Ziegler                                                                  337,581   (6)        1.4
All Directors and Executive Officers
 as a Group                                                                      421,184   (7)        1.7

- ------------------------
*   Less than 1%.

(1) The persons included in the table had sole voting and investment power with respect to shares reported as beneficially owned, except as otherwise indicated in the following notes.

(2) Percentages are calculated by dividing (x) shares in the "Shares Owned" column by (y) the number of shares of Common Stock outstanding as of March 1, 1994, and the shares which a particular owner (or group of owners) has a right to acquire within 60 days of such date.

(3) Includes 18,690 shares as to which Mr. Campbell shares voting power with the Trustee under the Company's Employee Stock Ownership Plan.

(4) Includes 21,098 shares as to which Mr. Gonopolsky shares voting power with the Trustee under the Company's Employee Stock Ownership Plan.

(5) Does not include 4,636,994 shares of Common Stock owned by ITD, of which Mr. Merson is a vice president and director and in which he owns a 12.96% interest. Mr. Merson disclaims beneficial ownership of such shares.

(6) Includes 37,411 shares as to which Mr. Ziegler shares voting power with the Trustee under the Company's Employee Stock Ownership Plan. Also includes 47,000 shares held by Mr. Ziegler as Co-trustee for the benefit of his children, as to which Mr. Ziegler shares voting and investment power, and 13,510 shares held by Mr. Ziegler as trustee for the benefit of his wife, as to which Mr. Ziegler has sole voting and investment power. Mr. Ziegler resigned as an officer and director of the Company on March 18, 1994. See "Executive Compensation -- Employment Contracts" below.

(7) Includes 77,199 shares as to which voting power is shared with the Trustee under the Company's Employee Stock Ownership Plan.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III). At the time of this year's Annual Meeting of Stockholders, the Board will consist of nine directors.

    At this year's Annual Meeting, three Class II directors are to be elected to serve for three-year terms expiring at the 1997 Annual Meeting (including Mr. de Castro, who was elected as a director by the Board of Directors pursuant to the amendment to the Investment Agreement described above). Mr. Gentles, who was previously elected by stockholders as a Class III director, and Mr. Morris, who was elected as a director by the Board of Directors pursuant to the amendment to the Investment Agreement described above, have been nominated as Class I directors to serve for a two year term expiring in 1996. Mr. Sokolow, who was elected as a director by the Board of Directors on March 18, 1994 to fill the vacancy created by the resignation of John K. Ziegler as a director, has been nominated as a Class III director to serve for a one year term expiring in 1995. The remaining three directors in Classes I and III were previously elected by stockholders and will continue to serve their terms of office, which will expire at the Annual Meetings to be held in 1996 and 1995, respectively.

    Messrs. de Castro, Lomas and Morris have been nominated at the request of Rexel pursuant to the Investment Agreement. The Investment Agreement also contains provisions with respect to the Company's other directors. See "Voting Securities Outstanding -- Transactions with Rexel and ITD" above.

    If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies.

    Directors are elected by a plurality vote. Under the Company's Certificate of Incorporation and By-Laws and under New York law, abstentions and broker non-votes will not have the effect of votes in opposition to a nominee. The Board of Directors of the Company recommends that stockholders vote FOR each nominee listed below.

    The following table sets forth information with respect to each nominee for election as a director of the Company:

   NAME OF NOMINEE;                   YEAR TERM
POSITIONS AND OFFICES                WOULD EXPIRE   DIRECTOR                   PRINCIPAL OCCUPATIONS DURING
     WITH COMPANY           AGE       AND CLASS       SINCE                LAST FIVE YEARS; OTHER DIRECTORSHIPS
- ----------------------      ---      ------------  -----------  -----------------------------------------------------------
Frederic de Castro              36    1997 Class         1994   Chief Financial Officer, Rexel, S.A. (electrical parts and
 Director                                 II                     supplies distributor) (April 1992 to present); Treasurer,
                                                                 Recticel (manufacturer of polyurethane) (August 1990 to
                                                                 March 1992); head of staff of the chief executive officer
                                                                 of Societe General de Belgique (industrial holding) (March
                                                                 1989 to August 1990); director of Guillevin International,
                                                                 Inc. (electrical parts and supplies distributor).
John B. Fraser                  59    1997 Class         1988   Managing Director, Citibank N.A. (investment banking) (June
 Director                                 II                     1987 to present); President, Morgan Grenfell Incorporated
                                                                 (investment banking) (1981 to June 1987); director of
                                                                 Worldtex, Inc. (covered yarn manufacturer).
R. Gary Gentles                 45   1996 Class I        1993   Executive Vice President and President Cement Group of
 Director                                                        Lafarge Corporation (cement production) (November 1992 to
                                                                 present); President and General Manager of Piatres Lafarge
                                                                 L'Isle-sur-Sorgue (September 1990 to November 1992);
                                                                 President -- Northeastern Region of Lafarge Canada, Inc.
                                                                 and Senior Vice President of Lafarge Corporation (February
                                                                 1989 to August 1990).
Eric Lomas Director;            47    1997 Class         1992   President of Hill Thompson Group Ltd. (investment banking)
 Chairman of the Board                    II                     (1989 to present); co-head of investment banking, Gruntal
                                                                 & Co. (investment banking) (1985 to 1989); director of
                                                                 Blanchard Group of Funds; director of DCI, Inc.; director
                                                                 of Certron Corporation.
Gerald E. Morris                61   1996 Class I        1994   President, Intalite International N.V. (manufacturer and
 Director                                                        marketer of commercial ceilings) (1968 to present);
                                                                 President, Morris & Arndt Associates, Inc. (investment
                                                                 banking) (1988 to present); director, Beacon Trust
                                                                 Company; trustee, Blanchard Group of Funds.
Nicolas Sokolow                 44    1995 Class         1994   Partner, Coudert Brothers (law firm) (1981 to present).
                                          III

    The following table sets forth information with respect to those incumbent directors whose terms will continue after the Annual Meeting:

  NAME OF DIRECTOR;                   YEAR TERM
POSITIONS AND OFFICES                EXPIRES AND    DIRECTOR           PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS;
     WITH COMPANY           AGE         CLASS         SINCE                         OTHER DIRECTORSHIPS
- ----------------------      ---      ------------  -----------  -----------------------------------------------------------
Austin List Director            71    1995 Class         1981   Chief Executive Officer and director of Golding Industries
                                          III                    (textile printing) (October 1993 to present); Senior Vice
                                                                 President and director of Johnston Industries, Inc.
                                                                 (manufacturers of industrial textile fabrics) (before 1988 to October 1993); director of Worldtex, Inc.; Vice
                                                                 Chairman and director of Strahl & Pitsch (refiner of
                                                                 natural waxes); director and Chairman of the Turkish-U.S.
                                                                 Business Council.
Alain Viry Director;            45    1995 Class         1992   President and Chief Executive Officer of the Company (March
 President and Chief                      III                    1994 to present); Executive Vice President of Rexel
 Executive Officer                                               (electrical parts and supplies distribution) (1991 to
                                                                 present); Vice President of Finances and Communication of
                                                                 Rexel (1981 to 1991).
Serge Weinberg                  43   1996 Class I        1992   Chairman and Chief Executive Officer of Rexel (electrical
 Director; Vice                                                  parts and supplies distribution) (1990 to present);
 Chairman of the Board                                           Managing Director of Pallas Finance (corporate finance)
                                                                 (1987 to 1990); director of Guillevin International
                                                                 (electrical parts and supplies distribution).

COMMITTEES AND MEETINGS

    The Company has standing Executive, Audit, Nominating and Executive Compensation Committees of the Board of Directors. The Executive Committee, which is composed of Messrs. Gentles, Viry and Weinberg, may exercise the powers of the Board of Directors (with certain statutory exceptions) between meetings of the Board. The Audit Committee, whose members are Messrs. Fraser, List and Morris, reviews accounting matters with Company management and discusses accounting matters with the Company's independent accountants in connection with the annual audit. The Nominating Committee, whose members are Messrs. Gentles, Weinberg and Viry, considers and recommends nominees for election to the Company's Board of Directors. Messrs. Fraser, List and Lomas are members of the Executive Compensation Committee which reviews compensation matters, including adopting and implementation of benefit plans, and takes action or makes recommendations with respect thereto. During the 1993 fiscal year, the Executive Committee held one meeting, the Executive Compensation Committee held three meetings, the Nominating Committee held one meeting, the Audit Committee held two meetings and the Company's Board of Directors held seven meetings.

COMPENSATION OF OUTSIDE DIRECTORS

    Non-management directors (other than Messrs. de Castro and Weinberg) are paid a fee of $1,083 per month and an additional $700 for each meeting attended.

    The Company has a retirement plan for directors pursuant to which they are entitled, upon leaving the Board of Directors for any reason other than removal for cause, to a quarterly payment equal to the quarterly retainer paid by the Company to active directors (excluding meeting and committee fees). Such payments will be made for a period equal to the retired director's service on the Board (excluding periods during which he also was an employee of the Company), subject to termination upon the death of the director. A retired director receiving payments under the plan is required to be available for consultation with officers of the Company upon their request.

    Each director of the Company other than one who is an officer or employee of the Company or an entity in which the Company owns at least a 20% interest (an "Outside Director") is entitled to receive a stock option under the Company's 1988 Stock Incentive Plan (the "Plan"). Each person who was an Outside Director at the close of the 1993 Annual Meeting of Stockholders was granted, as of the date of such meeting, a non-qualified stock option to purchase 10,000 shares of Common Stock, and the Plan provides that each person who subsequently becomes an Outside Director will be granted a similar option as of the date of such person's election to the Board of Directors. The option price is equal to the fair market value of the Common Stock on the date of the option grant, and may be paid in cash or shares of Common Stock which have been owned by the optionee for at least six months (with such shares valued based on the fair market value of the Common Stock on the date of option exercise). The option price for options granted in 1993 was $6.5625, the option price for options granted to Messrs. de Castro and Morris on March 1, 1994, was $8.0625 and the option price for options granted to Mr. Sokolow on March 18, 1994, was $7.25. The director options become exercisable, in whole or in part, in 20% increments on each of the first five anniversaries of the date following the date of grant, provided the optionee is a director of the Company on such date. The option expires ten years from the date of grant, subject to earlier termination upon termination of the optionee's service as a director. However, if the optionee dies during his or her period of service as a director, the optionee's legal representative will have the right to exercise the option for a period of twelve months after the optionee's death, even if such option would otherwise have expired earlier. An option exercised after termination of service can only be exercised to the extent it was exercisable at the time of such termination of service. Stock options granted to Outside Directors are not transferable except by will or by the laws of descent and distribution.

    Each option granted to an Outside Director is granted in tandem with a limited stock appreciation right which entitles the optionee to elect to receive within 60 days following the occurrence of a Change of Control (as defined in the Plan), in lieu of exercising the option, a payment equal to the product of the number of shares as to which the stock appreciation right is exercised multiplied by the excess of the Change of Control Price (as defined in the Plan) over the exercise price of the related option. See "Executive Compensation -- Change of Control Provisions" for the definition of "Change of Control" under the Plan.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation of the Chief Executive Officer of the Company during 1993 and each of the Company's other executive officers whose 1993 salary and bonus exceeds $100,000 for services in all capacities to the Company and its subsidiaries during the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                                                                    Compensation
                                                                                ---------------------
                                               Annual Compensation              Restricted
                                   -------------------------------------------    Stock      Options
  Name and Principal                                          Other Annual        Awards      SARs        All Other
       Position           Year     Salary ($)  Bonus ($)   Compensation (1)($)     ($)         (#)     Compensation ($)
- ----------------------  ---------  ----------  ----------  -------------------  ----------  ---------  ----------------
John K. Ziegler,             1993   $375,000    $109,057           --                None     120,000          None
 Chairman of the             1992    375,000        None           --                  (3)       None    $4,103,073(3)
 Board, President and        1991    375,000     290,000           --                None        None          None
 Chief Executive
 Officer (2)
Wayne Campbell,              1993    200,000      65,434           --                None      70,000          None
 Vice President;             1992    200,000      50,000           --                None        None          None
 President of                1991    200,000     100,000           --                None      30,000          None
 Consolidated Electric
 Supply, Inc.
Robert M. Merson,            1993    200,000      65,434           --                None      70,000         4,001(4)
 Vice President;
 President of Southern
 Electric Supply
 Company, Inc.
Allan M. Gonopolsky,         1993    115,000      35,000           --                None      10,000          None
 Vice President and          1992     93,000      35,000           --                  (5)       None       327,096(5)
 Chief Financial             1991     88,135      35,000           --                None       7,000          None
 Officer

- ------------------------
(1) No report required pursuant to the rules of the SEC.

(2) Resigned as an officer and director of the Company, effective March 18, 1994. See "-- Employment Contracts" below.

(3) Pursuant to Mr. Ziegler's employment contract with the Company, as a result of the "Change of Control" of the Company (as defined in such contract) in 1992, Mr. Ziegler was entitled to a lump sum cash payment of $4,596,813 if he terminated employment at his or the Company's election. In lieu thereof, Mr. Ziegler and the Company entered into an agreement pursuant to which the Company paid to Mr. Ziegler $932,219, issued to him 228,362 shares of Common Stock of the Company subject to restrictions on transfer and a risk of forfeiture that terminate as to one third of such shares on each of the first three anniversaries of November 12, 1992, and agreed to pay Mr. Ziegler $25,319 per month for 35 months commencing December 1, 1992. The value of the restricted shares held by Mr. Ziegler as of December 31, 1993 was $1,179,876. Pursuant to Mr. Ziegler's agreement with the Company, the restrictions on these shares terminated on March 1, 1994, as a result of the increase in Rexel's beneficial ownership of W&G common stock to 40%.

(4) Reflects contributions under defined contribution plans.

(5) Pursuant to Mr. Gonopolsky's employment contract with the Company, as a result of the "Change of Control" of the Company (as defined in such contract) in 1992, Mr. Gonopolsky was entitled to a lump sum cash payment of $331,352 if he terminated employment at his or the Company's election. In lieu thereof, Mr. Gonopolsky and the Company entered into an agreement pursuant to which the Company paid to Mr. Gonopolsky $99,102, issued to him 16,363 shares of Common

    Stock of the Company which are subject to restrictions on transfer and a risk of forfeiture that terminate as to one third of such shares on each of the first three anniversaries of November 12, 1992, and agreed to pay Mr. Gonopolsky $1,836 per month for 36 months commencing December 1, 1992. The value of the restricted shares held by Mr. Gonopolsky as of December 31, 1993 was $84,545. The restrictions on these shares terminated on March 1, 1994 as a result of the increase in Rexel's beneficial ownership of W&G common stock to 40%.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
- ----------------------------------------------------------------------------------------
                                Number of
                                Securities   % of Total                                    Potential Realized Value
                                Underlying    Options/                                    at Assumed Annual Rates of
                                 Options/   SARs Granted   Exercise                        Stock Price Appreciation
                                   SARs     to Employees   or Base                           for Option Term (3)
                                 Granted     in Fiscal      Price      Expiration Date    --------------------------
             Name                (#) (1)        Year        ($/Sh)           (2)            5% ($)        10% ($)
- ------------------------------  ----------  ------------  ----------  ------------------  -----------  -------------
John K. Ziegler                   120,000        22.77%    $  6.6875    March 25, 2003    $   504,300  $   1,279,500
Wayne Campbell                     70,000        13.28%       6.6875    March 25, 2003        294,175        746,375
Robert M. Merson                   70,000        13.28%       6.6875    March 25, 2003        294,175        746,375
Allan M. Gonopolsky                10,000         1.90%       6.6875    March 25, 2003         42,025        106,625
All stockholders (4)               N/A          N/A          N/A             N/A           88,032,592    223,354,553

- ------------------------------
(1) The options will become exercisable in 20% installments on each of the first five anniversaries of the date of grant, provided the optionee is still employed on such date. The options include a limited SAR applicable in the event of a "Change of Control" of the Company. See "-- Change of Control Provisions" below.

(2) The stock options are subject to termination prior to their expiration date in the event of a termination of employment.

(3) This information is provided pursuant to the rules of the Securities and Exchange Commission. Using $6.6875, the market price of the Company's common stock on the date of the option grants, the 5% and 10% rates of appreciation would result in per share prices of 10.89 and 17.35, respectively. This presentation is not a prediction of possible future prices of the Company's common stock.

(4) For "All Stockholders", the potential realizable value is calculated from $6.6875, the market price of the Company's common stock on the date of the option grants, and the 20,947,672 outstanding shares of Company common stock on such date.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                              VALUE OF UNEXERCISED IN-THE-
                                                                   NUMBER OF UNEXERCISED      MONEY OPTIONS/SARS AT FY-END
                                                                   OPTIONS/SARS AT FY-END                 ($)
                         SHARES ACQUIRED                        ----------------------------  ----------------------------
         NAME            ON EXERCISE (#)   VALUE REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------  -----------------  -------------------  -------------  -------------  -------------  -------------
John K. Ziegler.......           None                None              None        120,000           None     $   127,500
Wayne Campbell........           None                None              None         70,000           None          74,375
Robert M. Merson......           None                None              None         70,000           None          74,375
Allan M. Gonopolsky...           None                None              None         10,000           None          10,625

RETIREMENT PLANS

    Under the Company's non-contributory retirement plan, eligible employees will be entitled at normal retirement age of 65 to an annual retirement benefit equal to 1 1/4% of their earnings for each year of service up to the maximum earnings subject to Social Security withholding for that year, and 1 1/2% of all earnings for each year of service in excess of such amount, subject to an earnings limitation imposed under the Internal Revenue Code for years beginning 1989 ($200,000 in 1989). The estimated annual retirement benefits payable at age 65 (based on earnings and service through 1992), to the executive officers named in the Summary Compensation Table above are as follows: to Mr. Campbell, $51,590; to Mr. Gonopolsky, $46,344; and to Mr. Ziegler, $115,641. Mr. Merson does not participate in this plan.

    Under the Company's supplemental retirement plan, key employees selected by the Executive Compensation Committee are entitled to an amount, payable monthly over a ten-year period following retirement equal to a percentage (up to 40%) determined by the Committee of the portion (determined by the Committee) of the employee's base salary for the Company's last full fiscal year prior to retirement, multiplied by the employee's years of participation in the plan (not exceeding 10), and subject to the plan's vesting requirements (10 years for full vesting). Thus, upon normal retirement at age 65 (or, if later, ten years as a participant), an employee receiving the maximum award possible under the plan will receive a total retirement benefit of 400% of base salary. The plan provides a similar benefit in the event of death or disability prior to normal retirement, and a lesser benefit in the event of certain other terminations of employment. The estimated annual benefits which would be payable under the plan for the ten years following normal retirement (based on Committee determinations, salary and service to date but without reduction for termination of employment prior to normal retirement age) are as follows: Mr. Campbell,
$70,000, and Mr. Gonopolsky, $30,000. Mr. Ziegler's benefits have been established in connection with his resignation. See "-- Employment Contracts" below. Mr. Merson does not participate in this plan.

EMPLOYMENT CONTRACTS

    Mr. Campbell has a contract with the Company providing for services in a senior executive capacity for an indefinite period, which is subject to termination by either the Company or Mr. Campbell on one year's notice, at the minimum salary of $200,000 per annum. His current salary rate is $200,000 per annum.

    Mr. Merson has a contract with the Company to serve as president and chief executive officer of Southern Electric Supply Company, Inc., a subsidiary of the Company ("SES"), and to serve as a Vice President and a member of the Office of the President of the Company. The agreement has a term continuing through November 12, 1997, subject to (i) termination by either party upon one year's notice and (ii) immediate termination by the unanimous vote of all the members of the Executive Committee of the Board of Directors of the Company. Mr. Merson will receive a basic salary of no less than $200,000 per annum and an annual bonus no less than 15% of the first $1,000,000 available for distribution under the Company's Incentive Compensation Plan and no less than 6% of all additional amounts available for distribution thereunder. Mr. Merson is required not to compete with the Company for a period of three years after the termination of his employment with the Company, and if Mr. Merson's employment is terminated on one year's notice or upon immediate notice approved by the Executive Committee of the Company, the Company will pay Mr. Merson $3,333.33 per month during such three years.

    Mr. Ziegler had a contract with the Company providing for services in a senior executive capacity for an indefinite period, subject to termination on two years notice by the Company or not less than six months notice by Mr. Ziegler, at a minimum salary of $375,000 per annum. Under the contract, Mr. Ziegler was entitled to an annual bonus no less than 25% of the first $1,000,000 available for distribution under the Company's Incentive Compensation Plan and no less than 10% of all additional amounts available thereunder. In addition, the contract supplemented Mr. Ziegler's retirement benefits under the Company's supplemental retirement plan (see "Retirement Plans" above) so that the aggregate benefits from both sources would be increased from $12,500 per month over 120 months to $16,667 per month over 180 months.

    Mr. Ziegler resigned as an officer and director of the Company, effective March 18, 1994. Pursuant to a Severance Agreement between the Company and Mr. Ziegler, Mr. Ziegler was provided benefits as if his contract had been terminated by the Company as of March 31, 1994, including $750,000, representing 200% of Mr. Ziegler's current salary, $90,000, representing payment of a bonus for three months of 1994, $109,057, representing Mr. Ziegler's 1993 bonus, $506,380, representing an accelerated payment of the remaining 20 installments of deferred compensation payable under Mr. Ziegler's employment contract, and $31,250, representing Mr. Ziegler's salary through March 31, 1994. As prescribed by Mr. Ziegler's employment contract and the Company's Supplemental Death and Retirement Plan, Mr. Ziegler will be paid 180 monthly payments of $13,890 and 120 monthly payments of $2,777 as payment under a ten year consulting agreement. Mr. Ziegler's options to purchase 24,000 shares of Company Common Stock vested as scheduled on March 25, 1994. A $100,000 loan made to Mr. Ziegler in 1979, scheduled to be paid in seven annual installments after his departure, and the Company's obligation to pay Mr. Ziegler $100,000 over ten years after his departure were forgiven. Mr. Ziegler agreed to purchase from the Company a car used by him at its net book value.

CHANGE OF CONTROL PROVISIONS

    The Company's 1988 Stock Incentive Plan provides that, if there is a Change of Control of the Company (as defined below), unless otherwise determined by the Executive Compensation Committee at the time of grant, all stock options and SARs granted under the Plan which are not then exercisable will become fully exercisable and vested and the restrictions and deferral limitations applicable to restricted stock and deferred stock granted under the Plan will lapse and such shares and awards will be deemed fully vested. To the extent the cash payment of any award is based on the fair market value of Company Common Stock, such fair market value shall be the Change of Control Price, as defined below.

    A Change of Control occurs on the date a person or group (other than the Company and certain of its affiliates or Rexel and its affiliates) becomes a 25% beneficial owner of the voting securities of the Company, the date on which one-third or more of the Board of Directors consists of persons other than Current Directors (as defined) or the date of approval by stockholders of certain agreements providing for merger, consolidation or disposition of all or substantially all assets. The Change of Control Price will be the highest price per share of Company Common Stock paid in any open market transaction, or paid or offered to be paid relating to a Change of Control of the Company, at any time during the 90-day period ending with the Change of Control.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program consists of the following key elements: base salary, annual bonuses and periodic grants of stock options. Each element of the overall compensation program of executive officers has a different purpose, as described below:

           BASE SALARY. Base pay levels are largely determined through comparisons with similar companies. Actual salaries are based on individual performance contributions within a competitive salary range. Base salary rates are generally intended to be below the average of comparable companies, with the opportunity for significant bonuses if certain financial results are achieved. Messrs. Campbell, Merson and Ziegler were entitled to base annual salaries of $200,000, $200,000 and $375,000, under their respective employment contracts.

           BONUSES. Pursuant to the Company's Incentive Compensation Plan, the Company sets aside for supplementary compensation to key employees from its consolidated net earnings before taxes (as defined) for each fiscal year, after first deducting therefrom an amount equal to 12% of consolidated net worth (as defined), the following amounts: all such remaining earnings up to $25,000; 10% of such remaining earnings from $25,000 to $300,000; and 12% of such remaining earnings above $300,000. The amounts available but not paid for a particular year may be carried forward to subsequent years. Bonuses are allocated from this pool to key employees by the Executive Compensation Committee based on their relative base salary and other performance factors. In addition, the employment contracts between the Company and Messrs. Ziegler and Merson provide that these officers will receive certain minimum amounts from the pool available under this Plan. See "-- Employment Contracts" above.

           STOCK AWARDS. Stock option grants are intended to provide incentives for superior long-term future performance. Such grants are intended to create and maintain in the Company the entrepreneurial environment and spirit of a small company as well as to broaden the understanding of the effect that the day-to-day achievements of these employees will have on the long-term value of the Company's stock. The number of stock options awarded to a particular employee is intended to provide a significant portion of such employee's compensation in the form of options and is based on the Committee's subjective judgment of the appropriate value of the employee's entire compensation to be represented by stock options. In general, the Committee expects to grant the largest awards to the Company's Chief Executive Officer and other senior management due to their substantial influence on the Company's performance.

           COMPENSATION OF CHIEF EXECUTIVE. Mr. Ziegler's base salary for 1993 was $375,000, as provided in his employment contract. In addition, Mr. Ziegler's bonus for 1993 was $109,057, the minimum amount required under his employment contract. The Committee based its grant to Mr. Ziegler in March 1993 of an option to purchase 120,000 shares of common stock on its subjective judgment of the appropriate portion of Mr. Ziegler's total compensation to be represented by stock options. Mr. Ziegler resigned his positions with the Company on March 18, 1994. See "-- Employment Contracts" above.

                        EXECUTIVE COMPENSATION COMMITTEE
                               Austin List, Chair
                                 John B. Fraser
                                   Eric Lomas

    The information above under the caption "Board Compensation Committee Report on Executive Compensation" and under the caption "Performance Graph" below shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company expressly states in any such filing that such information under either or both such captions is incorporated by reference therein.

PERFORMANCE GRAPH

    The following graph shows the cumulative total shareholder return for each of the last five years of (1) the Company's Common Stock, (2) a New York Stock Exchange Market Value Index, (3) an index of textile weaving companies published by Media General Financial Services, Inc. ("MGFS"), and (4) an index of electrical supply distribution companies (Primary SIC Code 5063) published by MGFS, all based on information provided by MGFS. In each case the graph assumes an investment of $100 on December 31, 1988 and that all dividends were reinvested. Until November 12, 1992, the Company was engaged in both lines of business reflected in the graph. On November 12, 1992, the Company declared a distribution of its textile business as a dividend to shareholders. The graph has been constructed on the assumption that the shares received as such dividend were sold and the proceeds reinvested in the Company's Common Stock on December 15, 1992, the date on which the Company's Common Stock traded "Ex-Dividend."

                                                                                 Electrical
                                                            NYSE       Textile   Distribution
Year End                                         W&G        Index       Index       Index
- --------------------------------------------  ---------  -----------  ---------  -----------
1988........................................     100.00     100.00       100.00      100.00
1989........................................     130.81     127.57       119.66      120.83
1990........................................      59.42     122.36       103.12       96.84
1991........................................      82.24     158.35       144.56      164.33
1992........................................     134.01     165.80       173.18      188.11
1993........................................     207.71     188.25                   199.19

                              CERTAIN TRANSACTIONS

    The Company made a loan to Mr. Campbell, which bears interest at a rate of 8 1/2% per annum, to assist him in purchasing a new residence in connection with his relocation from Atlanta, Georgia to Miami, Florida at the Company's request. The highest amount outstanding on the loan during 1993 was $125,975 and the balance was $116,509 at March 1, 1994.

    Outstanding indebtedness of Mr. Ziegler to an affiliate of the Company in the amount of $100,000, incurred in March 1979, provided for repayment on an interest-free basis in seven annual installments over a period commencing in the year of termination of employment with the Company. This indebtedness was cancelled in connection with Mr. Ziegler's resignation from the Company. See "Executive Compensation -- Employment Contracts" above.

    The Company's SES subsidiary leases eleven facilities from Mr. Merson and/or members of his or his wife's family, for terms extending through 2002 (except for one lease expiring in 1994). The Company believes that these leases are on terms at least as favorable as SES could have obtained from an unaffiliated third party.

    In connection with the Purchase Agreement, dated as of April 22, 1992, among the Company, Rexel, ITD and SES pursuant to which Rexel acquired approximately 30% of the outstanding Common Stock of the Company, the Company was required to accelerate the exercisability of outstanding employee stock options to purchase Company Common Stock. In order to enable employees of the Company to exercise such options, Worldtex, Inc., which was at the time a subsidiary of the Company, agreed to guarantee loans made by NationsBank of Florida, N.A., to such employees in amounts up to the aggregate exercise price of each borrower's options. The loans are payable over four years and bear interest at the prime rate of NationsBank plus 1/2% per annum (6 1/2% as of the date of the loans and as of March 1, 1994), and each borrower's obligation to reimburse Worldtex for any payment under its guarantee is secured by a pledge of the stock received upon exercise of the employee's option. Pursuant to this program, Worldtex guaranteed loans in an aggregate principal amount of $3,498,577 (for all Company and Worldtex employees participating), including loans to executive officers of the Company required to be named in the Summary Compensation Table in the following amounts: Mr. Campbell, none; Mr. Gonopolsky, $75,000; Mr. Merson, none; and Mr. Ziegler, $572,002. During 1993, the largest amount of indebtedness outstanding with respect to each such loan and the balance thereof as of March 1, 1994, were as follows: Mr. Gonopolsky, $75,000 and none; and Mr. Ziegler, $572,002 and $524,336. In connection with the Purchase Agreement, all of the stock of Worldtex was distributed as a dividend to the stockholders of record of the Company as of November 23, 1992.

    In January 1994, the Company engaged Hill Thompson Capital Markets to act as its financial advisor in connection with the Company's efforts to dispose of its apparel parts and supplies distribution businesses. Mr. Lomas is President of Hill Thompson.

    The Company has contracts for insurance coverage with National Union Fire Ins. Co. and Reliance Insurance Co., entered into on May 12, 1993 under which the Company's directors and officers (as well as the Company) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Company pays 100% of all premiums ($150,300 for the period ending May 12, 1994) to the insurers.

                            INDEPENDENT ACCOUNTANTS

    Coopers & Lybrand served as independent accountants in the audit of the books and accounts of the Company for the 1993 fiscal year. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired. Such representative is expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has not yet selected the independent accountants for the 1994 fiscal year audit.

                             STOCKHOLDER PROPOSALS

    Pursuant to the By-Laws of the Company, nominations for the election of directors may be made by the Board of Directors, the Nominating Committee or any stockholder entitled to vote for the election of directors, provided such stockholder has delivered written notice of his intention to make such nomination in accordance with the By-Laws. Such notice must be delivered to or mailed, postage prepaid, and received by the Secretary of the Company at 530 Fifth Avenue, New York, New York 10036, in the case of an annual meeting, not later than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if the Annual Meeting is to be held more than 30 days before or after the anniversary date of the immediately preceding Annual Meeting, and in the case of any special meeting, such notice must be delivered or received not later than the close of business on the 10th day following the first public disclosure by the Company of the date of such meeting. Each such notice must state: (i) the name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), specifying the number and class of shares so held, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made; (iv) such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated or intended to be nominated, by the Board of Directors; and (v) consent of each nominee to serve as a director of the Company if so elected.

    The By-Laws of the Company also provide that no business may be brought before an Annual Meeting except such business as shall be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, other business brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board or business brought before the meeting by a stockholder entitled to vote thereon, provided such stockholder has given written notice of such stockholder's intention to bring such business before the Annual Meeting in accordance with the By-Laws. Such notice must be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the address specified above within the time period described above. Each such notice must state: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder who intends to propose such business; (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), and that the stockholder intends to appear in person or by proxy at such meeting to propose such business; and (iv) any material interest of the stockholder in such business.

    A copy of the By-Laws of the Company is available by written request to the Secretary of the Company at the above address or by oral request at (212) 869-1800.

    In the event that any stockholder desires to present a proposal to be reflected in the Company's form of proxy and proxy statement for the 1995 Annual Meeting of Stockholders, that proposal must be received at the Company's principal offices on or before December 31, 1994. Timely receipt of a stockholder proposal satisfies only one of the various requirements for inclusion of such a proposal in the Company's proxy materials.

                            DISCRETIONARY AUTHORITY

    Management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.

                                          By Order of the Board of Directors,

                                          MARY-ANNE KIERAN
                                          Secretary
April 20, 1994
x
PLEASE MARK YOUR CHOICES LIKE THIS

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all Nominees" in Item 1.

_________
 Common

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

Item 1. Election of Messrs. Gentles and Morris as Class I Directors, Messrs. de Castro, Fraser and Lomas as Class II Directors and Mr. Sokolow as a Class III Director.

Withheld for the following only:
(Write the name of the nominee(s) in the space below)
_______________________________________________________

   FOR
all nominees

WITHHELD for
all nominees

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.

     Will attend

Signature(s)____________________________________Date_______________________

WILLCOX & GIBBS, INC.

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Willcox & Gibbs, Inc., May 13, 1994 at 11:00 a.m., at Conference Room 2, Chemical Bank, 270 Park Avenue, New York, New York.

The undersigned hereby appoints Allan M. Gonopolsky and Alain Viry, and any one of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of stock that the undersigned would be entitled to vote at such meeting.

THIS PROXY IS CONTINUED ON REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY